Exhibit 99.1

For Further Information: Ted Moreau VP, Investor Relations 469.395.8175 tmoreau@photronics.com

Photronics Reports First Quarter Fiscal 2025 Results

BROOKFIELD, Conn. February 26, 2025 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its first quarter of fiscal year 2025 ended February 2, 2025.

“We achieved top-line results in line with our expectations and reflective of seasonal demand patterns,” said Frank Lee, chief executive officer. “Within Integrated Circuits (IC) and Flat Panel Display (FPD) end markets, we observed favorable demand for high-end products while the most mature mainstream masks were impacted by general market softness. In IC, photomasks supporting node migration and memory were particularly strong. In FPD, we continue to strategically leverage our IC technical expertise to drive our market leading position and market share gains. We remain cautious about 2025, while we continue to manage costs and optimize product mix to deliver margins.”

First Quarter Fiscal 2025 Results

•	Revenue was $212.1 million, down 2% year-over-year and 5% sequentially.
•
GAAP Net income attributable to Photronics, Inc. shareholders was $42.9 million, or $0.68 per diluted share, compared with $26.2 million, or $0.42 per diluted share, in the first quarter of 2024 and $33.9 million, or $0.54 per diluted share, in the fourth quarter of 2024.

•
Non-GAAP Net income attributable to Photronics, Inc. shareholders was $32.4 million, or $0.52 per diluted share, compared with $29.9 million, or $0.48 per diluted share in the first quarter of 2024 and $37.1 million, or $0.59 per diluted share, in the fourth quarter of 2024.

•	IC revenue was $154.0 million, down 2% year-over-year and 6% sequentially.
•	FPD revenue was $58.1 million, down 1% from the same quarter last year and 1% sequentially.
•
Cash generated from operating activities was $78.5 million, cash invested in organic growth through capital expenditures was $35.2 million, and cash returned to shareholders through share repurchases was $4.6 million.

•	Cash at the end of the quarter was $642.2 million, and Debt was $2.7 million.

Second Quarter Fiscal 2025 Guidance

For the second quarter of fiscal 2025, Photronics expects Revenue to be between $208 million and $216 million and non-GAAP Net income attributable to Photronics, Inc. shareholders to be between $0.44 and $0.50 per diluted share.

Webcast

A webcast to discuss these results is scheduled for 8:30 a.m. Eastern time on February 26, 2025.  The call will be broadcast live and on-demand on the Events and Presentations link on the Photronics website. Analysts and investors who wish to participate in the Q&A portion of the call should click here. It is suggested that participants register fifteen minutes prior to the call’s scheduled start time.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 55 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to our Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

Non-GAAP Financial Measures

Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP diluted earnings per share are “non-GAAP financial measures” as such term is defined by Regulation G of the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss), Net income (loss) per share, or any other measure of consolidated results under U.S. GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated statement of income and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations below.

Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	February 2, 2025	October 31, 2024	January 28, 2024

Revenue	$212,138	$222,628	$216,334

Cost of goods sold	136,603	140,326	137,079

Gross Profit	75,535	82,302	79,255
Gross margin %	35.6%	37.0%	36.6%

Operating Expenses:

Selling, general and administrative	19,101	21,008	18,321

Research and development	4,257	5,285	3,445

Total Operating Expenses	23,358	26,293	21,766

Other operating (loss) gain	-	(182)	-

Operating Income	52,177	55,827	57,489
Operating Margin	24.6%	25.1%	26.6%

Non-operating (loss) income, net	24,981	(1,034)	(3,747)

Income Before Income Tax Provision	77,158	54,793	53,742

Income tax provision	18,901	14,568	14,660

Net Income	58,257	40,225	39,082

Net income attributable to noncontrolling interests	15,406	6,356	12,902

Net income attributable to Photronics, Inc. shareholders	$42,851	$33,869	$26,180

Earnings per share attributed to Photronics, Inc. shareholders:

Basic	$0.69	$0.55	$0.43

Diluted	$0.68	$0.54	$0.42

Weighted-average number of common shares outstanding:

Basic	62,093	61,863	61,455

Diluted	62,661	62,456	62,283

PHOTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	February 2, 2025	October 31, 2024

Assets

Current assets:
Cash and cash equivalents	$642,200	$598,485
Short-term investments	-	42,184
Accounts receivable	188,438	200,830
Inventories	57,583	56,527
Other current assets	32,613	33,036

Total current assets	920,834	931,062

Property, plant and equipment, net	749,809	745,257
Other assets	34,028	35,740

Total assets	$1,704,671	$1,712,059

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$2,631	$17,972
Accounts payable and accrued liabilities	160,012	165,839

Total current liabilities	162,643	183,811

Long-term debt	21	25
Other liabilities	47,798	47,464

Equity:
Photronics, Inc. shareholders’ equity	1,127,749	1,120,864
Noncontrolling interests	366,460	359,895
Total equity	1,494,209	1,480,759

Total liabilities and equity	$1,704,671	$1,712,059

PHOTRONICS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	February 2, 2025	January 28, 2024

Cash flows from operating activities:
Net income	$58,257	$39,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,792	20,702
Share-based compensation	3,334	2,573
Changes in operating assets, liabilities and other	(3,917)	(20,849)

Net cash provided by operating activities	78,466	41,508

Cash flows from investing activities:
Purchases of property, plant and equipment	(35,200)	(43,314)
Purchases of short-term investments	-	(2,436)
Proceeds from maturities of short-term investments	41,482	2,500
Government incentives	620	1,091
Other	(57)	(56)

Net cash provided by (used in) investing activities	6,845	(42,215)

Cash flows from financing activities:
Repayments of debt	(15,343)	(1,194)
Common stock repurchases	(4,573)	-
Proceeds from share-based arrangements	1,433	936
Net settlements of restricted stock awards	(1,995)	(2,613)

Net cash used in financing activities	(20,478)	(2,871)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	(21,202)	13,026

Net increase in cash, cash equivalents, and restricted cash	43,631	9,448
Cash, cash equivalents, and restricted cash, beginning of period	601,243	501,867

Cash, cash equivalents, and restricted cash, end of period	$644,874	$511,315

PHOTRONICS, INC.
Reconciliation of GAAP Net income and Earnings per Share attributable to Photronics, Inc. shareholders to Non-GAAP Net income and Earnings per Share attributable to Photronics, Inc. shareholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months ended
	February 2, 2025	October 31, 2024	January 28, 2024

GAAP Net income attributable to Photronics, Inc. shareholders	$42,851	$33,869	$26,180
FX (gain) loss	(18,443)	7,758	8,909
Estimated tax effects of FX (gain) loss	5,152	(1,936)	(2,244)
Estimated noncontrolling interest effects of above	2,823	(2,637)	(2,939)
Non-GAAP Net income attributable to Photronics, Inc. shareholders	$32,383	$37,054	$29,906

Weighted-average number of common shares outstanding - Diluted	62,661	62,456	62,283

GAAP Diluted earnings per share attributable to Photronics, Inc. shareholders	$0.68	$0.54	$0.42
Effects of non-GAAP adjustments above	(0.16)	0.05	0.06
Non-GAAP Diluted earnings per share attributable to Photronics, Inc. shareholders	$0.52	$0.59	$0.48